Exhibit 2.1
Agreement
22 June 2007
Project Arizona
Second Amending
Agreement relating to
Merger Implementation
Agreement

MLC Centre Martin Place Sydney NSW 2000 Australia	Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000
GPO Box 4227 Sydney NSW 2001 Australia	www.freehills.com DX 361 Sydney
Sydney Melbourne Perth Brisbane Singapore	Correspondent offices in Hanoi Ho Chi Minh City Jakarta

Parties
Coeur d’Alene Mines Corporation
Coeur d’Alene Mines Australia Pty Ltd
Coeur Sub Two, Inc
Bolnisi Gold NL
Project Arizona — second
amending agreement to MIA (2)     Amending Agreement relating to Merger Implementation Agreement

Contents

	Table of contents
	The agreement	1

	Operative part	3

1	Defined terms and interpretation	3
	1.1 Defined terms	3
	1.2 Interpretation	3
2	Amendments	3
	2.1 Amendments to MIA	3
	2.2 Single document	3
	2.3 Confirmation and acknowledgment	4
3	General	4
	3.1 Governing law and jurisdiction	4
	3.2 Confidentiality	4
	3.3 Counterparts	4

	Signing page	5
Amending Agreement relating to Merger Implementation Agreement        Contents 1

The agreement
Second Amending Agreement relating to Merger
Implementation Agreement
Date 22 June 2007
Between the parties

Name	Coeur d’Alene Mines Corporation

Short form name	Coeur

Incorporated	Idaho, USA

Notice details	505 Front Avenue
Coeur d’Alene
Idaho 83814
USA
Facsimile: +1 208 667 2213
Attention: Company Secretary

Name	Coeur d’Alene Mines Australia Pty Ltd

Short form name	Coeur Australia

ACN	125 204 775

Notice details	Suite 1003
3 Spring Street
Sydney NSW 2000
Attention: Company Secretary

Name	Coeur Sub Two, Inc

Short form name	Coeur Sub Two

Incorporated	Delaware, USA
Project Arizona — second
amending agreement to MIA (2)
22/06/07
Amending Agreement relating to Merger Implementation Agreement          page 1

The agreement

Notice details	505 Front Avenue
Coeur d’Alene
Idaho 83814
USA
Facsimile: +1 208 667 2213
Attention: Company Secretary

Name	Bolnisi Gold NL

Short form name	Bolnisi

ACN	008 587 086

Notice details	Level 8
261 George Street
Sydney NSW 2000
Facsimile: +61 2 9247 3932
Attention: Peter Nightingale

Background	The parties entered into the Merger Implementation Agreement on 3 May 2007 which was amended by an Amending Agreement dated 8 June 2007 (together the MIA).

The parties wish to amend the MIA as set out in this document.

The parties agrree	as set out in the Operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.
Project Arizona — second
amending agreement to MIA (2)
Amending Agreement relating to Merger Implementation Agreement   page 2

Operative part
1	Defined terms and interpretation

1.1	Defined terms

Capitalised terms used in this agreement and not otherwise defined have the meanings given to them in the MIA.

1.2	Interpretation

Clauses 1.2 and 1.3 of the MIA apply to this document as if set out in full in this clause 1.2.

2	Amendments

2.1	Amendments to MIA

The parties agree that the MIA is amended as follows:
(1)	In clause 1.1 in the definition of ‘Due Diligence Period’, replace ‘44’ with ‘58’.

(2)	In clause 8.3 delete the words ‘5 Business Days after the end of the Due Diligence Period’ and replace them with the words:

“3 July 2007, 5pm Idaho (United States of America) time.

For the purpose of this clause 8.3 only, the notice provisions in clause 17.4(e) do not apply and instead the following applies:

Any communication under or in connection with clause 8.3 of this agreement is regarded as received by the addressee:
(a)	if sent by fax, at the local time in the State of Idaho which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety; and

(b)	if delivered by hand, on delivery at the address of the addressee as provided in clause 17.4(b).”
2.2	Single document

The MIA as amended by this document is to be read as a single integrated document incorporating the amendments effected by this document.
Project Arizona — second
amending agreement to MIA (2)
Amending Agreement relating to Merger Implementation Agreement   page 3

Signing Page
2.3	Confirmation and acknowledgment

Each party confirms that the MIA, as amended by clause 2.1, remains in full force and effect.

3	General

3.1	Governing law and jurisdiction

This agreement is governed by the law of New South Wales, Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

3.2	Confidentiality

Clause 11 of the MIA applies to this document as if set out in full in this clause 3.2.

3.3	Counterparts

This document may be executed in counterparts. All executed counterparts constitute one agreement.
Project Arizona —
second amending agreement to MIA (2)
Amending Agreement relating to Merger Implementation Agreement   page 4

Signing page
Executed as an agreement

Signed for Coeur d’Alene Mines Corporation by		/s/ Dennis E. Wheeler
←

Signature of officer

Dennis E. Wheeler

Name of officer (print)

Chairman, President and Chief Executive Officer

Office held
Executed by Coeur d’Alene Mines Australia Pty Ltd
/s/ Mitchell J. Krebs	←	/s/ Dennis E. Wheeler	←

Signature of director		Signature of director/company secretary (Please delete as applicable)

Mitchell J. Krebs		Dennis E. Wheeler

Name of director (print)		Name of director/company secretary (print)

Signed for Coeur Sub Two, Inc by		/s/ Dennis E. Wheeler	←

Signature of officer

Dennis E. Wheeler

Name of officer (print)

Chairman

Office held
Project Arizona — second
amending agreement to MIA (2)
 Amending Agreement relating to Merger Implementation Agreement   page 5

Signing page

Executed by Bolnisi Gold NL
/s/ Norman A. Seckold	←	/s/ Peter J. Nightingale	←

Signature of director		Signature of director/company secretary (Please delete as applicable)

Norman A. Seckold		Peter J. Nightingale

Name of director (print)		Name of director/company secretary (print)
Project Arizona — second
amending agreement to MIA (2)
Amending Agreement relating to Merger Implementation Agreement   page 6